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                                                                   Exhibit (11)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-84842 of The Bear Stearns Funds of our report dated May 5, 1995 appearing in the Statement of Additional Information relating to The Insiders Select Portfolio, which is a part of such Registration Statement, and to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
November 8, 1995